Exhibit 99.1

                     COSI REPORTS THIRD QUARTER 2005 RESULTS

Deerfield, IL, November 9, 2005 - Cosi, Inc. (Nasdaq: COSI), the premium convenience restaurant company, today reported financial results for the third quarter ended October 3, 2005, and provided updates on business development initiatives and guidance on 2006 operating targets.

Cosi's 2005 third quarter included:

      o Including the effect of noncash stock compensation expense as described below, a net loss of $2.4 million, or ($0.06) per common share, compared with a net loss of $3.8 million, or ($0.12) per common share, during the third quarter of 2004.

      o A net loss of $1.0 million, or $(0.03) per common share, after excluding stock compensation expense, compared with a net loss of $3.1 million, or $(0.10) per common share, in the third quarter of 2004, after excluding stock compensation. The third quarter included $1.4 million of stock compensation expense compared to income of $0.8 million in the third quarter of 2004. The third quarter of 2004 also included a $1.5 million noncash expense to write down a note receivable from stockholders. Stock compensation includes the impact for the variable accounting treatment of modified stock options and the amortization of deferred compensation relating to restricted stock grants to key employees and non-employee directors.

      o Total revenues, which include restaurant net sales and franchise fees and royalties, of $30.8 million, compared to $28.2 million in the 2004 third quarter.

      o Cosi's 16th consecutive quarter of comparable restaurant sales growth, with a 7.8% increase over the third quarter of 2004.

      o The opening of one company-owned location, bringing the total number of restaurants employing the more efficient and guest-oriented new generation restaurant design to six at the end of the quarter.

      o Continued improvement in cost of goods sold (23.6%) and restaurant operating expense (57.3%) as a percentage of restaurant net sales, which combined were 160 basis points lower than the third quarter of 2004 and resulted in continued improvement to restaurant margin performance.

      o G&A expense of $5.5 million, reflecting planned investments in infrastructure to support growth.

      o Positive cash flow from operations of $2.1 million, compared with $(628,000) in the third quarter of 2004.

      o Cash, cash equivalents and investments, and short-term investments of $40.2 million as of October 3, 2005.

      o Weighted average shares outstanding of 37,570,756, compared to 30,609,402 outstanding during the third quarter of 2004.

Results for the 2005 third quarter and nine months ended October 3, 2005, as compared to the results for the same periods ended September 27, 2004, were:

                                                                   Three Months Ended               Nine Months Ended
                                                              -----------------------------   -----------------------------
                                                                 10/3/05         9/27/04         10/3/05         9/27/04
                                                               (unaudited)     (restated)      (unaudited)     (restated)
                                                              -------------   -------------   -------------   -------------
Restaurant net sales                                          $30.8 million   $28.2 million   $88.6 million   $82.1 million
Franchise fees and royalties                                  0.03 million         --         0.08 million         --
Total revenues                                                30.8 million    28.2 million    88.6 million    82.1 million
Cost of goods sold                                             7.3 million     7.0 million    21.3 million    20.7 million
Restaurant operating expense                                  17.6 million    16.2 million    50.7 million    49.5 million
G&A expense                                                    5.5 million     5.8 million    15.6 million    14.2 million
Cost of goods sold as a % of restaurant net sales                 23.6%           24.9%           24.0%           25.2%
Restaurant operating expense as a % of restaurant net sales       57.3%           57.6%           57.3%           60.4%
G&A expense as a % of total revenues                              17.8%           20.8%           17.6%           17.2%

Certain of the above items are rounded.

For the nine month period ended October 3, 2005, including the effect of noncash stock compensation expense as described above, Cosi recorded a net loss of $7.1 million, or $(0.21) per basic and diluted common share, compared to a net loss of $11.8 million, or $(0.41) per basic and diluted common share for the nine month period ended September 27, 2004. Excluding noncash charges for stock compensation expense as well as noncash expense to write down a note receivable from stockholders, Cosi recorded a net loss of $4.2 million, or $(0.12) per basic and diluted common share for the nine month period ended October 3, 2005, compared with a net loss of $7.6 million, or $(0.26) per basic and diluted common share, for the nine month period ended September 27, 2004. Stock compensation expense includes the amortization of deferred compensation related to restricted stock grants to employees, stock grants to non-employee directors and the impact from the variable accounting treatment of stock options.

Restaurant Development Activity
-------------------------------

During the third quarter of 2005, Cosi continued its progress in executing on its three-part strategy for growth, which consists of company-owned restaurants, franchised restaurants and strategic alliances. There are currently seven full-menu Cosi restaurants that employ the more efficient and guest-oriented new generation restaurant design developed and introduced in 2004, including one company-owned location opened subsequent to the third quarter of 2005. Annualized revenue for these locations is expected to be approximately $1.6 million.

As of October 3, 2005, there were 95 Cosi restaurants, broken down as follows:

                                 Company-owned   Franchised   Total
                                 -------------   ----------   -----
Restaurants at July 4, 2005           92             2         94
New restaurants opened                 1             0          1
Restaurants permanently closed         0             0          0
Restaurants at October 3, 2005        93             2         95

There were 85 Cosi restaurants at the end of the 2004 third quarter, all of which were company-owned.

Subsequent to the close of the 2005 third quarter, Cosi opened one company-owned restaurant in Connecticut, and temporarily closed two South Florida restaurants in Macy's stores due to the effects of Hurricane Wilma.

In the company-owned leg of its growth strategy, Cosi continues to expect to open a total of 11 new Company-owned restaurants during 2005, including the three it has opened year-to-date. In 2006, Cosi expects to open 17 new company-owned restaurants, mostly in the second and third quarters. Cosi continues to expect to open approximately 101 company-owned restaurants during the five years between 2005 and 2009.

In the franchised leg of its growth strategy, Cosi secured six area developer agreements since the end of the second quarter, and now has commitments from twelve area developers for a total of 126 franchised locations. Cosi stated that site selection by certain franchisees is taking longer than anticipated, and as a result it now expects to have five, rather than ten, franchised locations by the end of 2005, including the two currently in operation. The Company reaffirmed that it expects to secure commitments for 150 franchise locations by the end of the year. In 2006, Cosi expects its franchisees to open at least twenty locations. Cosi continues to expect its franchisees to open approximately 384 restaurants during the five years between 2005 and 2009.

In the strategic alliance leg of its growth strategy, Cosi operates a total of nine locations in Macy's stores around the country through a pilot program with Federated Department Stores, Inc. launched in March 2004. After having evaluated the pilot program, Cosi and Macy's have agreed that while Cosi fulfills Macy's goals for a distinctive "rest and refresh" service offering for its guests, their respective capital priorities prevent them from expanding the pilot program. Specifically, Cosi has stated previously that it would not use its capital for a large-scale build-out into the combined Macy's-May store base, and Federated has determined that in light of its acquisition of May Department Stores, its capital priorities prevent it from funding the entire expansion of the strategic alliance.

The companies will continue their alliance in six Macy's locations. Cosi expects to incur a noncash charge of approximately $3.0 million in the 2005 fourth quarter in connection with this action.

Cosi is continuing to pursue strategic alliance opportunities in establishments and venues that fit Cosi's premium convenience brand position and provide relatively steady customer flows across the week and the year.

Full Year 2005 Guidance
-----------------------

Cosi stated that it continues to expect to achieve its improved operating targets for fiscal year 2005, including: comparable sales growth of between 7% and 9%, cost of goods sold of 24% of restaurant net sales, restaurant operating expense between 57% - 58% of restaurant net sales, and G&A expense at the higher end of the $19.0 million - $20.5 million range.

Based upon these operating expectations, and without taking into account the expected fourth quarter noncash charge of approximately $3.0 million related to closing five Macy's locations as discussed above, Cosi continues to expect earnings per share excluding stock compensation expense to be approximately breakeven for the second half of 2005, resulting in expected full year earnings per share on the same basis of approximately $(0.11) per share.

Third Quarter Commentary
------------------------

Kevin Armstrong, Cosi's President and Chief Executive Officer, stated, "We understand Cosi's guest and our exciting market opportunity, and we are focused on executing our operating and growth strategies. Operationally in the third quarter, we demonstrated sophisticated menu management in our 16th consecutive quarter of comparable restaurant sales, while remaining diligent in containing costs to continue improving restaurant performance.

"We also moved Cosi's restaurant development strategy forward in important ways during the quarter. We added three new generation full menu restaurants to bring our current total of this asset class to seven. We secured about eighty more franchise commitments and meaningfully grew our universe of area developer partners. We gained a full quarter of results from our Cosi Pronto concept in an airport venue. And with the lasting benefits of valuable data and a continuing business relationship, we concluded our pilot test and reached a mutual decision with Federated that we agree is in our respective best interests," Mr. Armstrong concluded.

William D. Forrest, Cosi's Executive Chairman, said, "As more new generation restaurants come on-line, they reinforce our confidence that Cosi is meeting our guests' needs better than ever, with direct benefits both to our brand and our economics. We are highly motivated to bring Cosi's distinct tastes and experience to new guests across the country, and we believe our discipline is essential to doing so profitably."

2006 Operating Guidance
-----------------------

Cosi's operating targets for the full year 2006 include comparable restaurant net sales growth of between 4% and 5%, cost of goods sold as a percentage of restaurant net sales of 23% and restaurant operating expenses of 55% of restaurant net sales. In addition, Cosi expects general and administrative expenses for the full year 2006 to be between $22.0 million and $23.0 million, including approximately $2.0 million of expense related to franchise sales development. The Company stated that it expects earnings per share excluding stock compensation expense to be between $0.06 and $0.11 per share for the full year 2006.

As stated above, Cosi expects to open 17 company-owned locations in 2006 mostly in the second and third quarters.

Teleconference
--------------

Members of Cosi's senior management team will host a teleconference and webcast at 8:30 a.m. ET on Thursday, November 10th to discuss the Company's third quarter 2005 financial results.

To participate in the teleconference, investors and analysts are invited to call 888-396-2384 in the U.S., or 617-847-8711 outside of the U.S., and reference participant code 30476491. The conference call will also be webcast simultaneously by accessing http://investors.getcosi.com/phoenix.zhtml?c=irol-irhome.

A replay will be available following the call until 12:00 AM ET on November 18, 2005. To access the replay, call 888-286-8010 in the U.S., or 617-801-6888 outside of the U.S., and reference the code 18423101.

About Cosi, Inc.
----------------

Cosi (http://www.getcosi.com) is the premium convenience restaurant that offers breakfast, lunch, afternoon coffee, dinner and dessert menus full of creative, fresh, flavorful foods and beverages. Cosi has developed featured foods that are built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open flame stone hearth ovens prominently located in each of the restaurants.

The Cosi menu features Cosi sandwiches, freshly tossed salads, Cosi Melts, soups, Cosi bagels, pizzas, S'mores and other desserts, and a wide range of coffee beverages. Cosi restaurants are designed to be welcoming and comfortable with an eclectic environment. Cosi's sights, sounds, and spaces create a tasteful, relaxed place that always provides a fresh and new dining experience.

The Cosi vision is to become America's favorite premium convenience restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

Cosi currently has 94 Company-owned and two franchise restaurants in seventeen states, including Massachusetts, Connecticut, New York, New Jersey, Pennsylvania, Virginia, Maryland, Illinois, Ohio, Michigan, Wisconsin, Florida, Georgia, Tennessee, Washington, California, Kentucky, and the District of Columbia.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages or interruptions; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; expansion into new markets; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; cost effective and timely planning, design and build-out of restaurants; our ability to attract and retain qualified franchisees; the availability and cost of additional financing, both to fund our existing operations and to open new restaurants; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; the reliability of our customer and market studies; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required governmental approvals and permits; our ability to create customer awareness of our restaurants in new markets; market saturation due to new restaurant openings; inadequate protection of our intellectual property; adverse weather conditions which impact customer traffic at our restaurants and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Media Contact:                                                 Investor Contact:
Jon Morgan or Adam Weiner                                      William Koziel
Kekst and Company                                              Cosi, Inc.
(212) 521-4800                                                 (847) 597-8803